Exhibit 99.1

COPsync Announces $1.1 Million Registered Direct Offering of Common Stock

DALLAS, TX – February 14, 2017 – COPsync, Inc. (NASDAQ: COYN) today announced that it has entered into a securities purchase agreement with certain institutional investors to purchase an aggregate of 1,958,000 shares of common stock in a registered direct offering.  In a concurrent private placement, the Company has agreed to sell to the same investors warrants to purchase 1,958,000 shares of its common stock.  The combined purchase price for one registered share of common stock and one warrant is $0.57.  The warrants will have an exercise price of $0.46 and will be exercisable beginning on the six month anniversary following the closing of the private placement and will expire on the five-year anniversary of the date on which they become exercisable.

The aggregate gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $1.1 million before deducting the placement agent’s fee and other estimated offering expenses.  The registered direct offering and concurrent private placement are expected to close on or about February 21, 2017, subject to customary closing conditions.

The Company intends to use the aggregate net proceeds from the registered direct offering and concurrent private placement for expansion of sales and marketing, working capital, continued product development and network enhancement, and other corporate purposes.

Maxim Group LLC is acting as the lead placement agent for the registered direct offering and the concurrent private placement.

The shares of common stock described above are being offered by COPsync pursuant to a “shelf” registration statement on Form S-3 (File No. 333-212389) filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on July 13, 2016. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC.

When available, copies of the prospectus supplement, together with the accompanying base prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174 or via telephone at 212-895-3745.

The warrants and shares of the Company’s common stock issuable upon exercise of the warrants have not been registered with the SEC and are being offered in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About COPsync

COPsync, Inc. (NASDAQ: COYN) is a technology company that connects law enforcement officers across the nation, so they can communicate and share mission-critical information in real-time. This saves officers' lives and keeps the public safer, helps law enforcement officers catch common criminals and stop child kidnappings, vehicle thefts, bank robberies and other crimes in progress, and arms the nation's law enforcement officers with needed information so they can help defend against terrorism. For more information, go to www.copsync.com.

Safe Harbor Statement

Statements in this press release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales, proposed financing transactions or other statements about anticipations, beliefs, expectations, intentions, plans or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements containing words like "expect," "anticipate," "potential," "expects," "believe," "confident," "estimated," "future," "plan," "planning," "projected," "strategy," "pursuing," "objective" and other similar terms, express management's current views concerning future events, trends, contingencies or results, which may be considered forward-looking statements. Specifically, the statement “The Company intends to use the aggregate net proceeds from the registered direct offering and concurrent private placement for . . . .” Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based on information available to the Company on the date this release was issued. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to succeed in its sales strategy, raise sufficient capital, meet its debt obligations as they become due, maintain its NASDAQ listing or succeed in its business strategy, which may adversely affect the Company’s business and the value of an investment in the Company’s stock. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s registration statement filed with the Securities and Exchange Commission.

Contact:

Investor Relations
Everest Corporate Advisors, Inc.
702-902-2361
702-982-1339

For COPsync:
Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com

Media:
Cynthia Vetter
Director of Media
and Investor Relations
cvetter@copsync.com